Free Writing Prospectus

Filed Pursuant to Rule 433

Filed December 14, 2020

Registration File No. 333-220994-01

Free Writing Prospectus dated December 14, 2020

GNMAG Asset Backed Securitizations Trust, Series 2020-1
Issuing Entity

GNMAG Asset Backed Securitizations, LLC
Depositor

GMTH Holdings, LLC
Sponsor

The depositor has prepared a prospectus which describes the certificates to be issued by the issuing entity. You should review the prospectus in its entirety before deciding to purchase any of the certificates.

Ratings

The certificates must receive at least the following ratings from Moody's Investor Services, Inc., or Moody's, in order to be issued.

Moody's
Class A Certificates	Aaa (sf)

Underwriter

Incapital LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-441-1441.